SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2002

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     0-19278                  13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
     of incorporation)

        51 James Way, Eatontown, New Jersey                        07724
      (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (732) 542-2800

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

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                              Item 5. Other Events

Attached hereto as Exhibit A is the press release Osteotech, Inc. issued October 3, 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2002

                                                   OSTEOTECH, INC.
                                         ---------------------------------------
                                                    (Registrant)


                                     By:  /s/ Michael J. Jeffries
                                         ---------------------------------------
                                           Michael J. Jeffries
                                           Executive Vice President,
                                           Chief Financial Officer
                                           (Principal Financial Officer
                                           and Principal Accounting Officer)

                                    EXHIBIT A

FOR IMMEDIATE RELEASE                             Contact:  Michael J. Jeffries
                                                  (732) 542-2800

October 3, 2002

                                                  NASDAQ Symbol:  OSTE

                OSTEOTECH REPORTS ON OCTOBER 1ST CONFERENCE CALL

In a conference call held on Tuesday October 1, 2002, Osteotech provided additional information about the events which were reported in its press release of September 30, 2002. Automated playback of the call is available through 12:00 AM, October 8, 2002 by dialing (719) 457-0820 and indicating access code 482428.

In the call, the Company indicated that the voluntary retrieval of tissue and temporary suspension of Base Tissue Segment processing operations were prompted by a series of events initiated by a severe electrical storm in early August. As a result of the storm, there was a mechanical malfunction of the air conditioning systems in Osteotech's Eatontown, New Jersey facility that led to higher than normal sterility testing failure rates that impacted its Base Tissue Segment processing. The Company voluntarily ceased Base Tissue Segment processing in Eatontown and transferred these operations to its facility in Shrewsbury, New Jersey. This allowed operations to continue uninterrupted. Later, however, the Company experienced a similar problem of higher than normal sterility failures at the Shrewsbury facility and voluntarily halted processing at that facility also.

On the conference call, the Company emphasized that all batches of tissue processed by Osteotech are tested for sterility, and must pass this test before they can be shipped to clients, and directly to hospitals. In fact, the quality assurance program followed by the Company functioned as it should. It helped the Company to identify the sterility failure issues and take the necessary steps to rectify the problems. It was emphasized that the tissue from 15 donors, which were either retrieved from the Company's clients or recalled from hospitals, was brought back as a precaution, and not because it failed final sterility testing.

Among the main points the Company made on the conference call were:

o As a precaution, the Company initiated a voluntary retrieval of tissue shipped to two of its clients that had passed all sterility testing, but had been processed during the period in which there was a higher-than-normal rate of sterility failures. It is anticipated that the tissue being returned to the Company, the tissue that failed sterility testing and was retained at Osteotech, and the tissue placed in quarantine that did not fail sterility testing, will undergo a rework process and be returned to inventory for future distribution.

o The Company has voluntarily and temporarily suspended Base Tissue Segment processing operations to thoroughly decontaminate its facilities and equipment. The Company expects to resume Base Tissue Segment processing operations in the Shrewsbury facility in the October 5th to 9th time period and to commence Base Tissue Segment processing operations in its Eatontown facility about the third week of October.

o The FDA is currently conducting an inspection of the Company's procedures and the events surrounding the Company's voluntary suspension of processing and retrieval of tissue. Once the inspection is completed, the Company will report the results. There is no requirement to obtain a license or approval from FDA before operations at the Shrewsbury or Eatontown facilities can restart. However, changes to our procedures or systems, if any, will first have to be validated before operations can commence in these facilities. This is consistent with our plans to be ready to restart operations in the Shrewsbury facility between October 5 and October 9 and in the Eatontown facility by the third week in October.

The Company has become aware of a more exact reconciliation of the number of donors that had been shipped to clients from Osteotech during the time period in question. As a result, the total number of whole donors shipped remains at 15, however, there were 5 individual pieces of tissue from 5 different donors also shipped during this period, all of them having passed final sterility testing. Additionally, the Company has been informed by one of its clients, The Musculoskeletal Transplant Foundation, that some of this tissue has been implanted into patients, but does not know the exact amount until all hospitals respond to the recall notification.

Any statements made about the Company's ability to restart tissue processing operations, ability to process tissue that meets all quality assurance and regulatory requirement and anticipated financial results are forward-looking statements subject to risks and uncertainties such as the risk that Osteotech's personnel may not be able to correct the problems causing the higher than average sterility failures within the time frame anticipated or successfully rework all of the quarantined and retrieved tissue and those risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and the Form 10-Q for each of the first two quarters of 2002. Actual results may differ materially from anticipated results.

Osteotech, Inc., headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information, please go to Osteotech's website at http://www.osteotech.com.